UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Ecomat, Inc.

(Name of Registrant As Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ACTIONS TAKEN PURSUANT TO

WRITTEN CONSENT OF THE STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Ecomat, Inc.:

This Information Statement is being mailed or furnished to the stockholders of Ecomat, Inc., a Nevada corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors by unanimous written consent on March 18, 2021, and the approval of such corporate actions by the written consent, dated March 18, 2021, of the stockholder of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding on such date. The stockholder holding in the aggregate 20,205,000 shares of Common Stock or approximately 85% of the Common Stock outstanding on such date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of the Board of Directors,

By:	/s/ Yu Yam, Anthony, Chau
Name:	Yu Yam, Anthony, Chau
Title:	Chief Executive Officer

Dated: April 13, 2021

INFORMATION STATEMENT

OF

ECOMAT, INC.

40 WALL STREET, 28TH FLOOR, NEW YORK, NY 10005

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

ECOMAT, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Ecomat, Inc., a Nevada corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors by unanimous written consent on March 18, 2021, and the approval of such corporate actions by the written consent, dated March 18, 2021, of the stockholder of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding on such date. The stockholder holding in the aggregate 20,205,000 shares of Common Stock or approximately 85% of the Common Stock outstanding on such date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about April 13, 2021 and the corporate actions described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the amendments of articles of incorporation and certificates with the Secretary of State of the State of Nevada, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

By unanimous written consent of the Board of Directors of the Company on March 18, 2021, the Board of Directors adopted resolutions approving 1) a reverse split of the Company’s Common Stock on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock (the “Reverse Stock Split”); 2) an increase in the number of the authorized capital stock from 75,000,000 to 500,000,000, with the par value remaining at $0.0001 per share, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Increase of Authorized Stock”); 3) a change of the Company’s name and ticker from “Ecomat, Inc.” and “ECMT,” to “Ecomax, Inc.” and “ECMX,” subject to availability of such name and ticker (the “Change of Corporation Name,” together with the Reverse Stock Split and the Increase of Authorized Stock, collectively referred to as the “Corporate Actions”); 4) amendments to its articles of incorporation to reflect the Corporate Actions (the “Amendments of Articles of Incorporation”); and 5) a proposal that such resolutions be submitted for a vote of the stockholder of the Company (the “Board Consent”). The Board Consent is attached hereto as Appendix A. The actions taken by the Board of Directors with respect to the Corporate Actions and the Amendments of Articles of Incorporation were subsequently adopted by the written consent of the Company’s stockholder entitled to vote a majority of the shares of Common Stock then outstanding on March 18, 2021 (the “Stockholder Consent”). The Stockholder Consent is attached hereto as Appendix B.

The reasons for, and general effect of, the Corporate Actions and the Amendments of Articles of Incorporation are described in “APPROVAL OF RESOLUTIONS TO EFFECT THE CORPORATE ACTIONS AND THE AMENDMENTS OF ARTICLES OF INCORPORATION”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement, which have been recently approved or considered by the stockholder of Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about April 13, 2021. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Common Stock.

VOTE OBTAINED — NEVADA LAW

Nevada Revised Statutes (“NRS”) 78.390 provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company’s bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments described herein as early as possible, the Company’s Board of Directors sought, and did in fact obtain, the written consent of the majority stockholder, the holder of a majority in voting interest of the Company’s voting stock, which voting stock is composed currently of the Common Stock NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. As of March 18, 2021, there were 23,811,750 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

The stockholder holding 20,205,000 shares of Common Stock or approximately 85% of the Common Stock outstanding on such date, approved the Corporate Actions and the Amendments of Articles of Incorporation.

DISSENTERS’ RIGHTS OF APPRAISAL

The dissenter’s rights provisions of NRS Chapter 78 are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Actions discussed herein that is not shared by all other stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each person known to Company to own beneficially more than 5% of Company’s Common Stock, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of March 18, 2021. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

	Amount And Nature of Beneficial Ownership(1)	Percentage(2)
Principal Stockholders:
Clark Orient (BVI) Limited	20,205,000	84.853%
Palatin AG	1,560,000	6.551%

Named Executive Officers and Directors:
Yu Yam, Anthony, Chau	0	0%

All Executive Officers and Directors as a Group (2 persons):	0	0%

(1)	As of March 18, 2021, there were 23,811,750 shares of Common Stock issued and outstanding. As of March 18, 2021, there are no outstanding warrants or options or convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.
(2)	In determining the percentage of Common Stock owned by a person or entity on March 18, 2021, the numerator is the number of shares of Common Stock owned by such person or entity and the denominator is the sum of the total shares of Common Stock outstanding on that date March 18, 2021. There are no outstanding warrants or options or convertible securities.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDER

The following actions have been approved by the written consent of the stockholder entitled to vote a majority of the issued and outstanding shares of Common Stock:

APPROVAL OF RESOLUTIONS

TO EFFECT THE CORPORATE ACTIONS

AND

AMENDMENTS OF ARTICLES OF INCORPORATION

ACTION ONE- REVERSE STOCK SPLIT

Purpose of the Reverse Stock Split

The Company’s Board of Directors (the “Board”) has determined that it is in the Company’s best interest to effect a reverse stock split of the Company’s Common Stock of one share for every 10 shares outstanding so that every 10 outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split with all fractional shares rounded up to the next whole share. The Board of Directors believes that the Company’s Common Stock is undervalued and that the Reverse Stock Split will allow the Company’s Common Stock to trade at a more realistic price.

Certain Risks Associated with the Reverse Stock Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two or three times the market price of the Common Stock prior to the Reverse Stock Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The market price of the Common Stock is based on the Company’s performance and other factors, some of which may be unrelated to the number of shares outstanding.

In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Stock Split

On the effective date of the Reverse Stock Split, each 10 shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a 1-for-10 reverse split.

Corporate Matters. The Reverse Stock Split would have the following effects based upon the number of shares of Common Stock outstanding as of March 18, 2021.

●	in a 1-for-10 reverse stock split, every 10 of Old Shares owned by a stockholder would be exchanged for one New Share; and

●	the number of shares of Common Stock issued and outstanding will be reduced from 23,811,750 shares to 2,381,175 shares.

The Reverse Stock Split will be effected simultaneously for all of the outstanding Common Stock and the exchange ratio will be the same for all of the outstanding Common Stock. The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1-for-10 Reverse Stock Split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Authorized Shares. The Company is presently authorized under its Articles of Incorporation to issue 75,000,000 shares of capital stock, par value $0.0001, consisting of 74,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Upon effectiveness of the Reverse Stock Split, the number of authorized capital shares remains the same (except for the increase in the authorized shares as described in Action Two in this Information Statement), although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s capital stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in future financings or otherwise. If the Company issue additional shares, the ownership interest of holders of Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of capital stock.

Accounting Matters. The Reverse Stock Split will not affect the par value of Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to its Common Stock will be reduced in proportion to the Reverse Stock Split ratio (that is, in a 1-for-10 reverse stock split, the stated capital attributable to Common Stock will be reduced to one hundredth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will also be increased because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized capital shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split was not proposed in response to any effort of which the Board is aware to accumulate the Company’s shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and stockholders. Other than the Reverse Stock Split and Amendments of Articles of Incorporation, the Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot.” Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the capital stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, the Company’s capital stock will continue to be reported on the OTC Markets under the symbol “ECMT” (or the symbol “ECMX” subject to the availability of the symbol), subject to compliance with OTCQB listing standards. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will be accomplished by amending the Company’s Articles of Incorporation to include the paragraphs immediately below substantially in the following form: “The Corporation shall effectuate a reverse stock split on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock.

On March 18, 2021 the Company’s Board of Directors and a majority of the stockholders entitled to vote on the action approved a 1-for-10 reverse stock split to be effective at 6:00 a.m. on May 3, 2021 or as soon as the Corporation completes filing an amendment to its Articles of Incorporation (the “Split Effective Date”), by which each 10 shares of the Corporation’s common stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.”

A copy of the form of Certificate of Amendment of the Articles of Incorporation of the Company is attached hereto as Appendix C.

The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate with the Secretary of State of the State of Nevada (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. The existing stock certificates will still be valid even though they reflect the number of Old Shares. If any stockholders seek to obtain a new certificate reflecting the number of New Shares, then such stockholders shall surrender to the exchange agent the certificates representing Old Shares in exchange for certificates representing New Shares accordance with the procedures to be set forth in a cover letter asking for such stock certificates.

Standard Registrar and Transfer Company charges stockholders a fee of $52 for each certificate issued for a basic exchange transfer. There are additional fees when presented by a broker.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)

AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split that are applicable to U.S. holders (as defined below) of the Company’s Common Stock, but does not purport to be a complete analysis of all potential tax effects. This summary is based upon current provisions of the Internal Revenue Code (the “Code”), existing treasury regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to the Company’s stockholders as described in this summary.

This discussion does not address all U.S. federal income tax consequences relevant to the Company’s stockholder. In addition, it does not address consequences relevant to the Company’s stockholders that are subject to particular U.S. or non-U.S. tax rules, including, without limitation to the Company’s stockholders that are:

●	persons who do not hold their Common Stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	persons who are not U.S. holders (as defined below);

●	stockholders who are subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting;

●	persons who hold shares of the Company’s Common Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons who elect to apply the provisions of Section 1400Z-2 to any gains realized in the Reverse Stock Split;

●	persons who acquired their shares of the Company’s Common Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company’s Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons deemed to sell the Company’s Common Stock under the constructive sale provisions of the Code;

●	persons who acquired their shares of stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

The Company’s stockholders subject to particular U.S. or non-U.S. tax rules that are described in this paragraph are urged to consult their own tax advisors regarding the consequences to them of the Reverse Stock Split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds the Company’s Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding the Company’s capital stock or any other person not addressed by this discussion, you should consult your tax advisors regarding the tax consequences of the Reverse Stock Split.

In addition, the following discussion does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; or (d) the Medicare contribution tax on net investment income. No ruling from the IRS or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. The Company’s stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion.

Definition of “U.S. Holder”

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Company’s Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. As a result, a U.S. holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of the Company’s Common Stock (which fractional share will be treated as received and then exchanged for such cash). A U.S. holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Company’s Common Stock), and such U.S. holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of the Company Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of the Company’s Common Stock surrendered that is allocated to such fractional share of the Company’s Common Stock. Any such gain or loss generally will be long-term capital gain or loss if, as of the effective time of the Reverse Stock Split, the U.S. holder’s holding period for such fractional share exceeds one year. Long-term capital gains of certain non-corporate taxpayers, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of cash made in lieu of a fractional share of the Company’s Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. holder who (i) furnishes a correct taxpayer identification number and certifies the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or (ii) certifies the holder is otherwise exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the stockholder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the federal income tax liability of a U.S. holder of the Company’s capital stock, if any, provided the required information is timely furnished to the IRS. The Company’s stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and in the event backup withholding is applied, to determine if any tax credit, tax refund or other tax benefit may be obtained.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Stock Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

ACTION TWO- INCREASE OF AUTHORIZED STOCK

Principal Reasons for the Increase of Authorized Stock

The Board believes that an increase in the number of authorized but unissued shares of capital stock will provide the Company with greater flexibility to issue capital stock for proper corporate purposes that may be identified by the Board from time to time, such as financings, acquisitions, strategic business relationships, and the solicitation and compensation of key personnel. The authorized shares of capital stock in excess of those currently issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as the Board may deem advisable without further action by the stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company’s securities may be listed or traded.

The Company has no present plans, proposals, arrangements, understandings, commitments or agreements that will involve the issuance of capital stock. However, we may engage in future transactions, including financings and acquisitions, which could involve the issuance of capital stock. We are not presently negotiating and have no agreements or commitments with respect to potential acquisitions or similar transactions or for the financing of any acquisitions that may be considered in the future. Stockholders should note that no assurance can be given that any such transactions will occur.

Although the increase in the authorized number of shares of capital stock will not, in and of itself, have any immediate effect on the rights of the stockholders, any future issuance of additional shares of capital stock could affect the stockholders in a number of respects, including by diluting the voting power of the then holders of Common Stock, and by diluting the earnings per share and book value per share of outstanding shares of Common Stock at such time. In addition, the issuance of additional shares of Common Stock, or shares of Preferred Stock or other securities that are convertible into, or exercisable for, Common Stock, could adversely affect the market price of Common Stock. The Board believes that it is in the best interests of the Company and its stockholders to have additional shares of capital stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company’s securities may be listed or traded). While the Company may consider issuing Common Stock or Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person or entity to effect any such issuance.

The majority stockholder’s ability to control the Board may have the effect of discouraging or impeding a takeover of the Company and attempts by a third party to seek control of the Company. This could have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a future change in control. The future issuance of additional shares of Common Stock or shares of Preferred Stock could increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. Issuance of additional shares unrelated to any takeover attempt could also have these effects.

Effect of the Increase of Authorized Stock

The Increase of Authorized Stock will increase the number of authorized capital stock from 75,000,000 shares of capital stock, par value $0.0001, consisting of 74,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share to 500,000,000 shares of capital stock, par value $0.0001, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share. The ownership percentages of the holders of the Company’s issued and outstanding Common Stock will not change as a result of the Increase of Authorized Stock.

The increase in the number of authorized capital stock will permit the Board to issue authorized and unissued shares without further stockholder action (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company’s securities may be listed or traded). The issuance in the future of additional authorized capital stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the then outstanding shares of the Company’s Common Stock. At this time, the Company does not have any specific agreements or arrangements to acquire any business or engage in a similar transaction or otherwise to issue additional shares.

Amendment of the Articles of Incorporation

On March 18, 2021 the Board and a majority of the stockholders entitled to vote on the action approved the Increase of Authorized Stock and the Amendment of the Articles of Incorporation.

The Increase of Authorized Stock will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day following the mailing of this Information Statement.

A copy of the form of Certificate of Amendment of the Articles of Incorporation of the Company is attached hereto as Appendix C.

ACTION THREE- CHANGE OF CORPORATION NAME

Purpose of the Change of Corporation Name

On March 18, 2021 the Board and a majority of the stockholders entitled to vote on the action approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name and ticker from “Ecomat, Inc.” and “ECMT,” to “Ecomax, Inc.” and “ECMX,” subject to the availability of such name and ticker. The Board believes that the Change of Corporation Name is in the best interests of the Company.

Amendment of the Articles of Incorporation

The Change of Corporation Name will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day following the mailing of this Information Statement.

A copy of the form of Certificate of Amendment (pursuant to NRS 78.380 & 78.385/78.390) is attached hereto as Appendix C.

ACTION FOUR- AMENDMENTS OF ARTICLES OF INCORPORATION

Please see the statements in Actions 1, 2, 3 and 4 of this Information Statement for descriptions of Amendments of Articles of Incorporation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

/s/ Yu Yam, Anthony, Chau
Yu Yam, Anthony, Chau Chief Executive Officer

April 13, 2021

APPENDIX A

WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

ECOMAT, INC.

MARCH 18, 2021

The undersigned, as the sole member of the Board of Directors (the “Board”) of Ecomat, Inc., a Nevada corporation (the “Corporation”), who would be entitled to notice of a meeting of the Board for the purpose of taking the actions and adopting the resolutions set forth below, does hereby, effective as of the date first set forth above, waive such notice, take the following actions, and adopt the following resolutions by written consent to action without a meeting pursuant to Sections 78.315 of the Nevada Revised Statutes (the “NRS”) and the Bylaws of the Corporation:

WHEREAS, the Corporation is authorized pursuant to its Articles of Incorporation, as may be amended from time to time (the “Articles of Incorporation”), to issue up to 75,000,000 shares of capital stock, par value $0.0001 consisting of 74,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations and relative rights to be determined by the Board (“Preferred Stock”);

WHEREAS, the Board believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range;

WHEREAS, the Corporation desires, at a time to be determined by the Board, to effect a reverse stock split on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock (the “Reverse Stock Split”);

WHEREAS, the Board believes that it is in the best interests of the Corporation to increase the number of the authorized capital stock from 75,000,000 to 500,000,000, with the par value remaining at $0.0001 per share, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Increase of Authorized Stock”);

WHEREAS, the Corporation has no issued and outstanding Preferred Stock as of the date set forth above;

WHEREAS, subject to the effectiveness of the Increase of Authorized Stock, the Board desires to fix the powers, designations, preferences and relative rights of the 50,000,000 shares of Preferred Stock, and desires to designate the 50,000,000 shares of Preferred Stock as super voting Preferred Stock with the holders of the 50,000,000 shares of super voting Preferred Stock having the right to vote on any and all matters along with the holders of the Common Stock as a single class. Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Each share of super voting Preferred Stock is entitled to vote twenty (20) shares of Common Stock for each one (1) share of super voting Preferred Stock held (the “Super Voting Preferred Stock”);

WHEREAS, the Reverse Stock Split and the Increase of Authorized Stock will not change the percentage of shares of Common Stock held by each stockholder of the Corporation;

WHEREAS, the Board believes that it is in the best interests of the Corporation to change its name and ticker from “Ecomat, Inc.” and “ECMT,” to “Ecomax, Inc.” and “ECMX,” subject to the availability of such name and ticker (the “Change of Corporation Name,” together with the Reverse Stock Split and the Increase of Authorized Stock, collectively referred to as the “Corporate Actions”);

WHEREAS, the Board believes that it is in the best interests of the Corporation to amend its Articles of Incorporation to reflect the Corporate Actions (the “Amendments of Articles of Incorporation”);

WHEREAS, the Corporation must file a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split, the Increase of Authorized Stock and the Change of the Corporation Name (the “Certificate of Amendment,” attached hereto as Exhibit A); and,

WHEREAS, the Corporation must file a Certificate of Designation pursuant to NRS.78.1955, with the Secretary of State of the State of Nevada to effect the Super Voting Preferred Stock. (the “Certificate of Designation,” attached hereto as Exhibit B.)

NOW, THEREFORE, BE IT

RESOLVED, that the Board hereby authorizes and approves the Reverse Stock Split; and be it further

RESOLVED, that the Board hereby authorizes and approves the Increase of Authorized Stock; and be it further

RESOLVED, subject to the effectiveness of the Increase of Authorized Stock, that the Board hereby authorizes and approves the designation of the 50,000,000 shares of Super Voting Preferred Stock and approves that the holders of the 50,000,000 shares of Super Voting Preferred Stock have the right to vote on any and all matters along with the holders of the Common Stock as a single class. Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Each share of Super Voting Preferred Stock is entitled to vote twenty (20) shares of Common Stock for each one (1) share of Super Voting Preferred Stock held; and be it further

RESOLVED, that the Board hereby authorizes and approves the filing of the Certificate of Designation; and be it further

RESOLVED, that the Board hereby authorizes and approves the Change of Corporation Name, the Amendments of Articles of Incorporation, and the Certificate of Amendment; and be it further

RESOLVED, that upon consultation with management of the Corporation, the Board will determine the date of the Reverse Stock Split, the Increase of Authorized Stock, the Super Voting Preferred Stock, the Change of Corporation Name, and the Amendments of Articles of Incorporation; and be it further

RESOLVED, that the Board hereby authorizes the Corporation to seek by written consent the approval by the holder of a majority of the Corporation’s outstanding common stock (the “Stockholder”) of the Corporate Actions, the Amendments of Articles of Incorporation, and the Certificate of Amendment; and be it further

RESOLVED, that the filing of the Amendments of Articles of Incorporation and the Certificate of Amendment are contingent upon approval by the Stockholder; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, notwithstanding authorization of the Certificate of Amendment by the Stockholder, the Board of Directors may abandon the filing of the Certificate of Amendment without further action by the Stockholder; and be it further

RESOLVED, that the Corporation, upon approval of the Stockholder, shall prepare and file with the SEC an Information Statement on Schedule 14C with respect to the approval of the Corporate Actions, Amendments of Articles of Incorporation, and the Certificate of Amendment by written consent in lieu of a stockholder meeting; and be it further

RESOLVED, that the close of business on March 18, 2021, be, and it hereby is, fixed as the record date for the determination of stockholders of record of the Corporation entitled to receive a copy of the Information Statement; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions; and be it further

RESOLVED, that all actions previously taken by any officers, member of the Board, or representative or agent of the Corporation in connection with the above resolutions be, and each of the same hereby is, adopted, ratified, confirmed, and approved in all respects as the act and deed of the Corporation; and be it further

RESOLVED, that the CEO of the Corporation is hereby authorized to certify true copies of the foregoing resolutions and the document hereby approved, and to attest signatures of any officer of the Corporation executing and delivering the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole member of the Board, has hereunto set his hands as of the date first above written.

/s/ Yu Yam, Anthony, Chau
Yu Yam, Anthony, Chau

Exhibit A

Certificate of Amendment

Exhibit B

Certificate of Designation

APPENDIX B

WRITTEN CONSENT OF THE

HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF

ECOMAT, INC.

March 18, 2021

The undersigned, being the holder of a majority of the issued and outstanding shares (the “Holder”) of common stock, par value $0.0001 per share (the “Common Stock”) of Ecomat, Inc., a Nevada corporation (the “Corporation”), pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), consents to the adoption of the following resolutions taking or authorizing the actions specified therein by written consent in lieu of a meeting:

WHEREAS, the Corporation is authorized pursuant to its Articles of Incorporation, as may be amended from time to time (the “Articles of Incorporation”), to issue up to 75,000,000 shares of capital stock, par value $0.0001 consisting of 74,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations and relative rights to be determined by the Board (“Preferred Stock”);

WHEREAS, the Board believes that Common Stock is undervalued and that a reverse stock split of Common Stock will allow Common Stock to trade in a more realistic price range;

WHEREAS, the Corporation desires, at a time to be determined by the Board, to effect a reverse stock split on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock (the “Reverse Stock Split”);

WHEREAS, the Board believes that it is in the best interests of the Corporation to increase the number of the authorized capital stock from 75,000,000 to 500,000,000, with the par value remaining at $0.0001 per share, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Increase of Authorized Stock”);

WHEREAS, the Corporation has no issued and outstanding Preferred Stock as of the date set forth above;

WHEREAS, the Reverse Stock Split and Increase of Authorized Stock will not change the percentage of shares of Common Stock held by each stockholder of the Corporation;

WHEREAS, the Board believes that it is in the best interests of the Corporation to change its name and ticker from “Ecomat, Inc.” and “ECMT,” to “Ecomax, Inc.” and “ECMX,” subject to the availability of such name and ticker (the “Change of Corporation Name,” together with the Reverse Stock Split and the Increase of Authorized Stock, collectively referred to as the “Corporate Actions”);

WHEREAS, the Board believes that it is in the best interests of the Corporation to amend its Articles of Incorporation to reflect the Corporate Actions (the “Amendments of Articles of Incorporation”);

WHEREAS, the Corporation must file a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split, the Increase of Authorized Stock and the Change of the Corporation Name (the “Certificate of Amendment”); and

WHEREAS, the Board has authorized the Corporation to seek the written consent of the Holder to approve the Corporate Actions, the Amendments of Articles of Incorporation and the Certificate of Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the Holder hereby approves the Reverse Stock Split; and be it further

RESOLVED, that the Holder hereby approves the Increase of Authorized Stock; and be it further

RESOLVED, that the Holder hereby approves the Corporation to change its name and ticker from “Ecomat, Inc.,” “ECMT,” to “Ecomax, Inc.,” and “ECMX,” subject to the availability of such name and ticker; and be it further

RESOLVED, that the Holder hereby approves the Amendments of Articles of Incorporation; and be it further

RESOLVED, that the Holder hereby approves the filing of the Certificate of Amendment, substantially in the form attached hereto as Exhibit A to effect the Reverse Stock Split, the Increase of Authorized Stock, and the Change of the Corporation Name at such time as the Board of Directors determines in its discretion and without any further action by the Holder; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, notwithstanding authorization of the Amendments of Articles of Incorporation by the Holder, the Board may abandon the filing of the Certificate of Amendment without further action by the Holder; and be it further

RESOLVED, that all actions previously taken by any officers, member of the Board, or representative or agent of the Corporation in connection with the above resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it further

RESOLVED, that the CEO of the Corporation is hereby authorized to certify true copies of the foregoing resolutions and the document hereby approved, and to attest signatures of any officer of the Corporation executing and delivering the same; and be it further

RESOLVED, that this consent may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other reproduction of this consent may be executed by one or more parties hereto, and an executed copy of this consent may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, the holder of a majority of the Corporation’s outstanding shares of Common Stock, have executed this written consent as of the date first above written.

Clark Orient (BVI) Limited

By:	/s/ Kai Shing Fong
Name:	Kai Shing Fong
Title:	Sole Director

Exhibit A

Certificate of Amendment

APPENDIX C

Certificate of Amendment (pursuant to NRS 78.380 & 78.385/78.390)

1.	Entity Information

Ecomat, Inc. Entity or Nevada Business Identification Number (NVID): NV20061389728

2.	Restated or Amended and Restated Articles:

N/A

3.	Type of Amendment Filing Being Completed:

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 20,205,000 shares of Common Stock or approximately 85% of the Common Stock outstanding

4.	Effective Date and Time: (Optional)

Date: May 3, 2021 Time: 6: 00 am.

5.	Information Being Changed:

Changes to takes the following effect:

The entity name has been amended.

The authorized shares have been amended.

The articles have been amended as follows: (provide article numbers, if available)

[See attachment for complete information]

6.	Signature

/s/ Yu Yam, Anthony, Chau	Chief Executive Officer and Director
Title

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

ECOMAT, INC.

April 13, 2021

Ecomat, Inc., a Nevada corporation (the “Corporation”), does hereby certify:

First: The Board of Directors of the Corporation (the “Board”), with the written consent of the holder of a majority of the shares of common stock of the Corporation (“Common Stock”) issued and outstanding and acting by Unanimous Written Consent in accordance with Section 78.315 of the Nevada Revised Statutes, adopted a resolution authorizing the Corporation to conduct the following:

(I)	The Corporation shall effectuate a reverse stock split on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock;

(II)	Article I of the Articles of Incorporation of the Corporation is hereby restated and amended as follows:

“The name of the Corporation should be “Ecomax, Inc.”

(III)	Article III of the Articles of Incorporation of the Corporation is hereby amended and restated as follows:

“The Corporation should have the authority to issue 500,000,000 shares of capital stock, par value $0.0001, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations, and relative rights to be determined by the Board of Directors.

Second: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 78.390 of the Nevada Revised Statutes.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by the undersigned as of the date first above written.

Yu Yam, Anthony, Chau
Chief Executive Officer